UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 30, 2010

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Subscription Agreement

On or after December 30, 2010, Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), entered into Subscription and Suitability Agreements (“Subscription Agreements”), pursuant to which the Company agreed to issue and sell to certain purchasers (“Purchasers”) an aggregate of 212 shares of the Company’s Series C Super Dividend Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), at a price per share of $10,000 (“Initial Purchase Price”), resulting in gross proceeds of $2,120,000. The terms and conditions of the Series C Preferred Stock are more fully described below under “Terms of the Series C Preferred Stock.”

The Subscription Agreement contains customary representations, warranties, covenants and closing conditions by and among the parties thereto. The Company further agrees, pursuant to the Subscription Agreement, to exercise its commercially reasonable best efforts to make Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), available with respect to the shares of Series C Preferred Stock and any Common Stock (defined below) issuable upon conversion or as a dividend paid on the shares of Series C Preferred Stock (the “Underlying Common Shares”). In addition, the Subscription Agreement grants each Purchaser the right to include his Underlying Common Shares in any registration statement filed by the Company with respect to shares of its Common Stock under the Securities Act (other than on Forms S-4 and S-8 or their equivalent) during the two-year period beginning on the termination date of the offering. Such piggyback registration rights are subject to pro rata cutback among the holders of registration rights at an underwriter’s discretion and other customary exclusions and qualifications.

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the full text of the form Subscription Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Terms of the Series C Preferred Stock

The Company’s Certificate of Designation of Preferences, Rights and Limitations of Series C Super Dividend Convertible Preferred Stock (the “Certificate of Designation”) contains the following terms and conditions.

Liquidation Preference. In the event of a liquidation, dissolution or winding down of the Company, either voluntarily or involuntarily, holders of the Series C Preferred Stock will receive $10,000 per share plus accrued and unpaid dividends, payable prior and in preference to any distributions to the holders of the Company’s common stock, par value $0.001 per share (“Common Stock”), but after and subordinate to the Company’s Series A 12% Convertible Preferred Stock, Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock.

Dividends. Holders of the Company’s Series C Preferred Stock or of any Series C Preferred Stock Post Conversion Dividend Rights, as defined below under “Post Conversion Dividend” (“Holders”), shall be entitled to receive, and the Company shall pay, cumulative non-compounding dividends at the rate per share of Series C Preferred Stock equal to the greater of (i) 6% per annum of the Initial Purchase Price (the “Floor”) or (ii) the product of (A) the Applicable Percentage (defined below) of net sales of the Company’s DAVANAT® product generated during the applicable dividend period multiplied by (B), the fraction of (I) one (1) divided by (II) the sum of the total number of shares of Series C Preferred Stock issued and outstanding on the dividend payment date plus the total number of Series C Preferred Stock Post Conversion Dividend Rights issued and outstanding on the dividend payment date. “Applicable Percentage” means, as to each share of Series C Preferred Stock, 2.5% until total dividends are equal to the Holder’s total investment in the shares of the Series C Preferred Stock, and 1.25% thereafter. Such dividends shall be payable at the Company’s option either in cash or in shares of Common Stock valued at the higher of (i) $0.50 per share or (ii) the average market price for the ten consecutive trading days ending immediately prior to the dividend payment date.

Conversion into Common Stock: Each holder of shares of Series C Preferred Stock may convert, at any time, all, but not less than all, of such shares plus accrued and unpaid dividends into Common Stock at the price of $1.00 per share of Common Stock (“Conversion Price”), subject to adjustment in certain events. Subject to the continuing obligation to pay post conversion dividends, as described below under “Post Conversion Dividend,” the Company may cause the conversion of all, but not less than all, of the then outstanding shares of Series C Preferred Stock (plus all accrued and unpaid dividends) into Common Stock, at the Conversion Price, at any time after the closing price of the Common Stock is not less than $3.00 per share for 15 consecutive trading days.

Post Conversion Dividend: In the event that the shares of Series C Preferred Stock are converted into Common Stock by the Holder or the Company, as the case may be, before the Holder has received the Maximum Payout (defined below), with respect to each such share, simultaneously with such conversion, the Company will issue to the Holder one Series C Post Conversion Dividend Right (“Series C Post Conversion Dividend Right”) for each share of Series C Preferred Stock converted. Each Series C Post Conversion Dividend Right will entitle the holder to receive the dividends described above under “Dividends,” but without the 6% Floor. “Maximum Payout” means, as to each share of Series C Preferred Stock, dividends paid in respect of such share of Series C Preferred Stock having an aggregate value of $100,000.

Redemption. In the event of a sale of the Company, the Company shall redeem from the Holders all of the then outstanding shares of Series C Preferred Stock and Series C Preferred Stock Post Conversion Rights for the Redemption Price (defined below), within thirty days after the transaction. The price payable for each redeemed share of Series C Preferred Stock and each redeemed Series C Preferred Stock Post Conversion Right (the “Redemption Price”) shall be equal to (i) (A) the applicable return on investment percentage, increased incrementally on an annual basis, multiplied by (B) $10,000, minus (ii) the cumulative dividends received through the date of redemption. The Redemption Price shall be payable at the Company’s option either in cash or in shares of Common Stock valued at the higher of (i) $0.50 per share or (ii) the average market price for the ten consecutive trading days ending immediately prior to the date of redemption.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 1.01.

Item 2.02	Results of Operation and Financial Condition

In a January 6, 2011 press release, a copy of which is filed herewith as Exhibit 99.1, the Company announced that its cash position at January 5, 2011 was approximately $6.3 million.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference into this item 3.02. There were no underwriting discounts or commissions associated with the sale of the shares of Series C Preferred Stock referenced herein.

The shares of Series C Preferred Stock were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2010, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Preferences, Rights and Limitations of Series C Super Dividend Convertible Preferred Stock, establishing the terms of the Series C Preferred Stock. A copy of the Certificate of Designation of Preferences, Rights and Limitations of Series C Super Dividend Convertible Preferred Stock, which is filed herewith as Exhibit 3.1, is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Super Dividend Convertible Preferred Stock.

10.1	Form of Subscription and Suitability Agreement dated December 30, 2010 between the Company and Purchasers.

99.1	News release related to private placement dated January 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/S/ ANTHONY SQUEGLIA
Name:	Anthony Squeglia
Title:	Chief Financial Officer

Date: January 6, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Super Dividend Convertible Preferred Stock.

10.1	Form of Subscription and Suitability Agreement dated December 30, 2010 between the Company and Purchasers.

99.1	News release related to private placement dated January 6, 2011.